UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 3, 2012

Ring Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53920	90-0406406
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

18 ½ East State Street, Suite 202, Redlands, CA	92373
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (909) 798-8394

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On May 3, 2012, we entered into the Stock-For-Stock Exchange Agreement with Sanford Energy, Inc. (“Stanford Energy”) and its two shareholders, L. Tim Rochford and Stanley McCabe, to acquire all of the outstanding shares of Stanford Energy in exchange for a total of 3,440,000 shares of our common stock.  Mr. Rochford will receive 2,220,000 at closing and Mr. McCabe will receive 1,220,000 shares.  In addition, we have agreed to assume and adopt Stanford Energy’s equity compensation plan and its outstanding options to purchase 450 shares of Stanford Energy, which at closing would represent the right to purchase up to 1,125,000 shares of our common stock.  Also at closing we have agreed to increase the number of directors to six persons and to appoint Messrs. Rochford and McCabe as directors of our company and to appoint William R. Broaddrick as our Treasurer and Controller.  We have also agreed at closing to change the address of our principal executive offices to the offices of Stanford Energy at 6555 South Lewis Street, Tulsa, Oklahoma 74136; telephone number (918) 499-3880.  Closing is scheduled to be held on May 11, 2012, with an effective date of January 1, 2012.

Stanford Energy holds interests in oil and gas properties located in Andrews County, Texas.  Each party will be responsible for and bear its respective expenses and fees incurred by it in connection this transaction, but we have previously paid a non-refundable transaction fee in the amount of $250,000 to Stanford Energy.  In addition, we have loaned a total of $1,500,000 to Stanford Energy.  These loans are evidenced by promissory notes which bear interest at 5% per annum and are due and payable on or before January 31, 2013.

Closing of the definitive agreement will be subject to completion of customary due diligence by the parties and verification of the valuation of the interest of Stanford Energy in the properties.  The definitive agreement may be terminated by mutual consent, a material breach of the agreement, or if closing does not occur by May 31, 2012.  The agreement also provides for mutual indemnification in the event of breach of representations and warranties of the agreement or the failure of a party to perform its or his obligations there under.

The shares to be issued and options to be granted to the shareholders and option holders of Stanford Energy will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01

Other Events.

On April 27, 2012, we completed our offering of up to 823,524 shares of common stock at $4.25 per share and sold all of the shares in the offering for gross proceeds of $3,499,977.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and/or Section 4(a)(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  Each of the 26 investors in this offering was an accredited investor as defined in Regulation D.  Each investor delivered appropriate investment representations with respect to these sales and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  Each investor was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with this offering.  The shares sold in this offering were not and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: May 8, 2012

By: /s/ Denny W. Nestripke

Denny W. Nestripke, Vice-president

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